                                                                    EXHIBIT 99.D





        commissions on such Interests. No selling commissions were paid on the five Interest purchased by the Initial Limited Partner.

(4) For a discussion of the limitations imposed by the NASAA Guidelines with respect to the percentage of capital contributions available for the payment of acquisition expenses, see footnote (3) to "Management Compensation."

(5) Assumes an initial working capital reserve of 2% of gross offering proceeds. See "Investment Objectives and Policies - Working Capital Reserve."

                            MANAGEMENT COMPENSATION

        The following table sets forth the types and estimates of the amounts of all fees, compensation, income, distributions and other payments that the General Partners and their Affiliates will or may receive in connection with the operations of the Partnership. SUCH FEES, COMPENSATION, INCOME, DISTRIBUTIONS AND OTHER PAYMENTS WERE NOT DETERMINED BY ARMS-LENGTH BARGAINING. See "Conflicts of Interest."

                                 Entity Receiving                 Method of Determination
Form of Compensation               Compensation                 and Estimated Dollar Amount
--------------------             ----------------               ---------------------------
                                  Offering Stage

Selling Commissions          Murray Securities Corpora-         Up to $85 per Interest sold,
                               tion, an Affiliate of the          reduced for purchases by one
                               General Partners(1)                investor of more than 25
                                                                  Interests and for purchases
                                                                  by officers, directors, partners,
                                                                  employees or Affiliates of the
                                                                  General Partners or their
                                                                  Affiliates. Actual amount
                                                                  depends upon number of
                                                                  Interests sold but could be
                                                                  $2,549,575 if 30,000 Interests
                                                                  are sold.(2)

Reimbursement of             Murray Realty Investors            Actual out-of-pocket Organiza-
  Organizational and           VIII, Inc. or its Affiliates       tional and Offering
  Offering Expenses(3)                                            Expenses, including
                                                                  accounting, legal, printing,
                                                                  registration fees, etc.

                                 Acquisition Stage

Purchase of                  Murray Properties                  Actual costs of properties
  Properties at Cost(4)        Company, an Affiliate              acquired by Affiliates.
                               of the General Partners,           Dollar amount is not
                               or its Affiliates                  determinable at this time.(5)

Title Insurance              Dallas Title Company or            A portion of the premium
  Commissions(6)                Texas Title Company,              paid for title insurance upon
                               Affiliates of the General          acquisition of a property.
                               Partners(7)                        The premium in Texas is
                                                                  fixed by the State. Dollar
                                                                  amount is not determin-
                                                                  able at this time.(5)

                                 Entity Receiving                 Method of Determination
Form of Compensation               Compensation                 and Estimated Dollar Amount
--------------------             ----------------               ---------------------------
                                Operational Stage

Property Management Fees     Murray Management Corp-          An amount equal to (a) for
                               oration, an Affiliate of         its management services,
                               the General Partners(8)          the lesser of (i) 6% of gross
                                                                revenues or (ii) the amount
                                                                customarily charged in
                                                                arms length transactions
                                                                by others rendering com-
                                                                parable services in the
                                                                locality where the property
                                                                is located, considering the
                                                                size and type of each such
                                                                property plus (b) reim-
                                                                bursement for the actual costs
                                                                of on-site personnel engaged
                                                                in the management, leasing
                                                                and maintenance of the
                                                                property of the Partnership
                                                                and certain other costs.
                                                                Dollar amount is not deter-
                                                                minable at this time.(5)

Reimbursement of Part-        Murray Realty Investors         Actual cost of goods and
  nership Operational           VIII, Inc. or its               materials used for and by the
  Expenses(9)                   Affiliates                      Partnership and obtained
                                                                from an entity not affiliated
                                                                with a General Partner or an
                                                                Affiliate of the General
                                                                Partners and certain ad-
                                                                ministrative services. Dollar
                                                                amount is not determinable
                                                                at this time.(5)

Casualty Insurance            Murray General Agency,          A portion of the premiums
  Commissions                   Inc., an Affiliate of           paid for casualty insur-
                                the General Partners(10)        ance. The cost of the
                                                                insurance cannot exceed
                                                                the lower quote for com-
                                                                parable terms and coverage
                                                                from two independent
                                                                brokers. Dollar amount is
                                                                not determinable at this
                                                                time.(5)

Partnership Administrative    Murray Savings Associa-         The excess of Murray Savings
  and Property Operating        tion, an Affiliate of           Association's rate of
  Account                       the General Partners(11)        return on the Partnership
                                                                funds in such account over
                                                                the interest rate paid to
                                                                the Partnership on such
                                                                account. Dollar amount is
                                                                not determinable at this
                                                                time.(5)

                                    Entity Receiving                Method of Determination
  Form of Compensation                Compensation                and Estimated Dollar Amount
------------------------        ------------------------        --------------------------------
Interest and Other              A General Partner or an         An amount not in excess of
  Financing Charges or            Affiliate of the General        the amounts that would be
  Fees                            Partners(12)                    charged by unrelated lending
                                                                  institutions on comparable
                                                                  loans for the same purpose
                                                                  and in the same locality but
                                                                  never in excess of 2% over
                                                                  the prime rate of Mercantile
                                                                  National Bank at Dallas.
                                                                  Dollar amount is not
                                                                  determinable at this time.(5)

Distributive Share of           Crozier Partners VIII,          The Non-corporate General
  Cash Distributions              Ltd. and Murray Realty          Partner will receive 2% of
  from Operations(13)             Investors VIII, Inc.(14)        all Cash Distributions from
                                                                  Operations. The Corporate
                                                                  General Partner will receive
                                                                  8% of all Cash Distributions
                                                                  from Operations, subject to
                                                                  the Limited Partners having
                                                                  received a noncumulative
                                                                  annual cash return equal to
                                                                  7% of their Average Annual
                                                                  Unreturned Invested Capital,
                                                                  calculated from the Closing
                                                                  Date. Dollar amount is not
                                                                  determinable at this time.(5)

                                     Liquidation Stage

Real Estate Commissions         Crozier Partners VIII, Ltd.     An amount equal to 50% of the
                                  or its Affiliates; Murray       competitive real estate
                                  Realty Investors VIII, Inc.     commission, such commission
                                  or its Affiliates(14)(15)       not to exceed 6% of the sales
                                                                  price of the property. Such
                                                                  commissions will be payable
                                                                  only after Limited Partners
                                                                  have been returned their
                                                                  Original Invested Capital
                                                                  from Cash Distributions from
                                                                  Sales or Refinancings, plus
                                                                  their Preferred Return from
                                                                  either Cash Distributions
                                                                  from Operations or Cash
                                                                  Distributions from Sales or
                                                                  Refinancings, or both. Dollar
                                                                  amount is not determinable
                                                                  at this time.(5)

                                     Entity Receiving                       Method of Determination
    Form of Compensation               Compensation                       and Estimated Dollar Amount
---------------------------     -------------------------               -------------------------------
Title Insurance Commissions     Dallas Title Company or Texas           A portion of the premiums paid
                                  Title Company, Affiliates of            for title insurance upon sale,
                                  the General Partners(7)                 financing or refinancing of a
                                                                          property if such title
                                                                          insurance is provided by
                                                                          Dallas Title Company or
                                                                          Texas Title Company. The
                                                                          premium in Texas is fixed by
                                                                          the State. Dollar amount is
                                                                          not determinable at this
                                                                          time.(5)

Distributive Share of Cash      Crozier Partners VIII, Ltd.             The Non-corporate General
  Distributions from Sales or     and Murray Realty                       Partner will receive 1% of
  Refinancings(13)(16)            Investors VIII, Inc.(14)                all Cash Distributions from
                                                                          Sales or Refinancings. The
                                                                          remaining 99% shall be
                                                                          allocated (a) first to the
                                                                          Limited Partners until they
                                                                          have been returned their
                                                                          Original Invested Capital
                                                                          from Cash Distributions from
                                                                          Operations or Cash
                                                                          Distributions from Sales or
                                                                          Refinancings, or both (b)
                                                                          then to the Corporate General
                                                                          Partner in an amount equal to
                                                                          any unpaid Cash Distributions
                                                                          from Operations subordinated
                                                                          to the Limited Partners' 7%
                                                                          noncumulative annual return
                                                                          and (c) thereafter, the
                                                                          remainder shall be allocated
                                                                          80% to the Limited Partners
                                                                          and 20% to the General
                                                                          Partners. See "Income and
                                                                          Losses and Cash
                                                                          Distributions." Dollar amount
                                                                          is not determinable at this
                                                                          time.(5)

------------
(1) The Dealer Manager may authorize certain other broker-dealers who are members of the National Association of Securities Dealers, Inc., to sell Interests on a "best efforts" basis. In the event of sale by such other broker-dealers, the Dealer Manager has advised the Partnership that the Dealer Manager will pay to such other broker-dealers all or a portion of its commission from such sales.

(2) See "The Offering" for a discussion of the reduction in selling commissions payable with respect to sales to one purchaser or more than 25 Interests or with respect to sales to officers, directors, partners, employees or Affiliates of the General Partners or their Affiliates.

(3) The NASAA Guidelines require that, at a minimum, an amount equal to the greater of (i) 67% of the Limited Partners' capital contributions or
        (ii) 80% of such capital contributions reduced by .1625% for each 1% of indebtedness encumbering the Partnership's properties be committed to investment in properties. Investment in properties, as defined under the NASAA Guidelines, is the amount of capital contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including working capital reserves not in excess of 5% of gross offering proceeds). The remaining capital contributions not invested in properties are available for the payment of Organizational and Offering Expenses, selling commissions, acquisition fees and acquisition expenses. Acquisition fees for this purpose shall be the total of all fees and commissions paid by any party in connection with the purchase or development of property by the Partnership, including real estate commissions, acquisition fees, selection fees, development fees, non-recurring management fees, or any fees of a similar nature, however designated, but excluding a development fee paid to a person not affiliated with the General Partners or their Affiliates in connection with actual development of property after acquisition by the Partnership. Acquisition expenses for this purpose include, but are not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, loan commitment and loan fees ("points"), nonrefundable option payments on properties not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. It is anticipated that the Partnership will not pay any acquisition fees to the General Partners or their Affiliates and the total of acquisition fees to all parties and acquisition expenses will not exceed 1% of the Limited Partners' capital contributions. Based on these assumptions and assuming the sale of 30,000 Interests with Organizational and Offering Expenses and selling commissions equal to 11.5% of the Limited Partners' capital contributions, the amount that would be invested in properties would be equal to 87.5% of such contributions. The amount invested in Partnership properties will comply with the NASAA Guidelines limitations set forth above.

(4) An Affiliate of the General Partners may purchase property in its own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property or the borrowing of money or obtaining of financing for the Partnership, or any other purpose related to the business of the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the Affiliate, and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the Affiliate and the time acquired by the Partnership, nor any other benefit arising out of such transaction to the Affiliate apart from compensation otherwise permitted herein. In such event, such Affiliate may be reimbursed for its expenses incurred in holding such real property prior to the acquisition of such property by the Partnership. On March 15, 1984, Murray Properties Company acquired Mountain View Plaza, a shopping center in Scottsdale, Arizona for a purchase price of $6,392,916. If sufficient funds are received by the Partnership pursuant to this offering, the Partnership will acquire the Property from Murray Properties Company and Murray Properties Company will be reimbursed as provided herein. See "The Property."

(5) Any prediction of such dollar amount would necessarily involve assumptions of future events that cannot be determined at this time.

(6) To the extent a seller of property to the Partnership sets the sales price at a level sufficient to cover the premium for title insurance, the Partnership, in effect, will pay the premium in the purchase price of the property.

(7) The Partnership has entered into nonexclusive contracts with Dallas Title Company and Texas Title Company, Affiliates of the General Partners, pursuant to which each has agreed that, upon the request of the Partnership, it will handle the closing of purchases, sales, financings or refinancings by the Partnership of properties situated in Texas and will cause to be issued title insurance policies on such properties. Either of such title insurance agencies may receive a portion of the commission on premiums paid for title insurance by the Partnership or by a seller of real property to the Partnership. In Texas, title insurance premiums and the policy forms are prescribed by the State. Each contract provides that if such title insurance agency does not derive, in any calendar year, at least 75% of its gross income from persons or entities not affiliated with a General Partner, that agency's contract will terminate upon the earlier of 60 days after the end of the calendar year or as soon as the Partnership can arrange for another person or entity to perform such services. Each contract also provides that it may be terminated by either party, without penalty, on 60 days' prior written notice and that such title insurance agency shall not render services or receive title insurance commissions in connection with the reinvestment of any proceeds from a sale or refinancing of Partnership properties.

(8) The Partnership has entered into an agreement with Murray Management Corporation, an Affiliate of the General Partners, pursuant to which Murray Management Corporation will be responsible for the management of each property and the collection of its rental income, for which services it will receive a monthly Property Management Fee. This Property Management Fee is payable for professional supervisory management services undertaken in connection with the operation of the Partnership's properties. Such fee shall include all leasing and re-leasing fees and bonuses, and leasing-related services, except that a separate fee may be paid for the one-time initial lease-up of a newly constructed property if such service is not included in the purchase price of the property, provided that such fee shall not exceed the lesser of the cost of such services or 90% of the competitive price that would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location. Murray Management Corporation shall pay from the Property Management Fee, and not as an expense of the Partnership, the expenses of rendering supervisory property management services; provided, however, that the wages and expenses of on-site personnel engaged in the management, leasing and maintenance of the Partnership's properties and supplies, repairs, furniture, equipment costs and other costs directly attributable to the Partnership's property operations shall be deemed to be property operating expenses and as such shall be borne by the Partnership by reimbursement to Murray Management Corporation. Wages and other actual expenses of personnel may be allocated between properties of the Partnership and other properties managed by Murray Management Corporation if such properties are owned by (i) a public or private program sponsored by the General Partners or their Affiliates or any joint venture in which a General Partner or an Affiliate is a party or (ii) an unaffiliated third party. Murray Management Corporation has the right to subcontract to third parties a portion or all of the management services to be rendered by it with respect to any particular property, provided that (a) Murray Management Corporation shall at all times remain responsible for the management of such property, (b) the Partnership shall not be required to pay for duplicate services and (c) the aggregate cost to the Partnership will not exceed the amount which would be customarily charged in arms-length transactions by others rendering similar services in the locality where the property is located, considering the size and type of each such property, if only one entity had provided all such services. The agreement between the Partnership and Murray Management Corporation may be terminated by either party, without penalty, on 60 days' prior written notice.

(9) Except as set forth below, reimbursements to a General Partner or an Affiliate of a General Partner shall not be allowed. A General Partner or an Affiliate of a General Partner may be reimbursed for: (a) the actual cost of goods and materials used for or by the Partnership and obtained from an entity not affiliated with a General Partner or an Affiliate of a General Partner; and (b) the lesser of the cost or 90% of the competitive price charged by unaffiliated parties for (i) salaries and related salary expenses for services that could be performed directly for the Partnership by independent parties, including parties, including legal, accounting, transfer agent, data processing, duplicating and administration of investor accounts and (ii) Partnership reports and communications to investors. All such transactions shall be pursuant to the terms of a written contract between the Partnership and such General Partner or Affiliate which precisely describes the services to be rendered or the goods or materials to be provided. No reimbursement shall be permitted for services for which the General Partners or Affiliates receive a separate fee or for (i) salaries, related salary expenses, traveling expenses, and other administrative items which are incurred by any Controlling Person or which are not directly attributable to the rendering of services to the Partnership and (ii) any indirect expenses incurred in performing services for the Partnership, such as rent or depreciation, utilities, capital equipment, and other administrative items. "Controlling Person" for this purpose shall mean any person, regardless of title, who performs executive or senior management functions for the General Partners or Affiliates similar to those of officers, directors, executive management and senior management, or any person who either holds 5% or more equity interest in the General Partners or Affiliates or has the power to direct or cause the direction of the General Partners or Affiliates, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the General Partners or Affiliates. It is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense by the General Partners exceed the lesser of the actual cost of such services or the amount which the Partnership would be required to pay to independent parties for comparable services. "Costs" for purposes of this paragraph shall include the price of goods and materials paid to independent third parties, and direct costs incurred by the General Partners or their Affiliates in the transactions, including overhead directly attributable to the transaction, but excluding general or administrative overhead. "Costs of Services" for purposes of this paragraph shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Partnership's independent certified public accountant. Reimbursements are also allowable for certain organizational and offering expenses and for the actual costs of on-site personnel engaged in the management, leasing and maintenance of the property of the Partnership as provided in note (8) above.

(10) The Partnership has entered into a nonexclusive contract with Murray Insurance Agency, Inc., an Affiliate of the General Partners, pursuant to which, upon the request of the Partnership, such agency will endeavor to obtain fire, casualty or similar insurance on the properties of the Partnership. Any commission on any casualty insurance brokered by it will not exceed the amount customarily received by it from the brokerage of comparable policies for unaffiliated persons. Before such agency brokers any fire, casualty or similar insurance on any property of the Partnership, quotes must have been received from two unaffiliated insurance brokers for coverage and terms and comparable to that proposed to be provided by such agency. No insurance will be brokered by the Partnership through such agency unless the cost of such insurance will be no greater than the lower quote of the two unaffiliated insurance agencies. The contract with Murray Insurance Agency, Inc. provides that if such agency does not derive at least 75% of its gross income from business done with persons or entities not affiliated with a General Partner, that agency's contract will terminate upon the earlier of 60 days after the end of the calendar year or as soon as the Partnership can arrange for another person or entity to perform such services. The contract also provides that it may be terminated by either party, without penalty, on 60 days' prior written notice. Murray General Agency Inc., an Affiliate of the General Partners, will receive commissions on insurance premiums paid to Murray Insurance Agency, Inc. by virtue of contractual arrangements between it and Murray Insurance Agency, Inc.

(11) The General Partners may open and maintain an interest-bearing
     Partnership administrative and property operating account at Murray Savings Association, a stock association organized under the Texas Savings and Loan Act. Murray Savings Association is a wholly-owned subsidiary of Murray Financial Corporation, an Affiliate of the General Partners. Murray Savings Association will pay the Partnership the highest interest rate permitted by law on such accounts. Such accounts are insured up to a maximum of $100,000 by the Federal Savings and Loan Insurance Corporation ("FSLIC"). It is not anticipated that the balance of such accounts will exceed $100,000 on an ongoing basis except to the extent monthly property operating expenses have not been charged against collected rental income for any such month. Murray Savings Association may receive indirect compensation to the extent that Murray Savings Association's rate of return on the Partnership funds in such account exceeds the interest rate paid to the Partnership on such accounts. The Partnership will not be charged any servicing fees on this account.

(12) It is not contemplated that a General Partner or any Affiliate of a General Partner will make a loan to the Partnership, but the Partnership Agreement permits any General Partner or any Affiliate of a General Partner to make a loan to the Partnership if the interest and other financing charges or fees on any such loan is not in excess of the amounts which would be charged by unaffiliated lending institutions on comparable loans for the same purpose in the same locality but not in excess of 2% over the prime rate of Mercantile National Bank at Dallas. Any financing charges or fees on any loan to the Partnership by a General Partner or an Affiliate of a General Partner will be only those incurred by such General Partner or Affiliate in connection with the making of such a loan. Neither a General Partner nor an Affiliate of a General Partner will make a profit from the Partnership's payment of financing charges or fees. No property of the Partnership shall secure any loan made to the Partnership by a General Partner or an Affiliate of a General Partner if, at the inception of the loan, any payment of principal or interest is to be made more than two years after the date of the loan.

(13) For a discussion of Cash Distributions from Operations and Cash Distributions from Sales or Refinancing, see "Income and Losses and Cash Distributions."

(14) Crozier Partners VIII, Ltd. was formed as of January 10, 1984 under The Texas Uniform Limited Partnership Act with Jack E. Crozier as the general partner and Fulton Murray, individually, Fulton Murray in his capacity as Trustee of the Beverly Murray Wilson Trust and Fulton Murray and RepublicBank Dallas, N.A. in their capacities as Trustees of a trust created under the Will of Owen M. Murray, Deceased, as the limited partners.

(15) All real estate commissions payable to the General Partners or their Affiliates for real estate brokerage services in connection with sales of properties of the Partnership shall be cumulative but shall be paid only after the Limited Partners have been returned their Original Invested Capital from Cash Distributions from Sales or Refinancings, plus their Preferred Return. If an unaffiliated broker participates in the sale of a Partnership property, the subordination requirement will apply only to the commission, if any, earned by the General Partners or their Affiliates. The total of all real estate commissions payable to all parties in connection with the sale of a Partnership property shall not exceed a competitive real estate commission which is reasonable, customary and competitive in light of the size, type and location of the property or 6% of the sales price of the property. Real estate commissions payable to the General Partners or their Affiliates will be allocated two-thirds to the Non-corporate General Partner or its Affiliates and one-third to the Corporate General Partner or its Affiliates.

(16) Cash Distributions from Sales or Refinancings payable to the General Partners (other than the 1% of Cash Distributions from Sales or Refinancings payable to the Non-corporate General Partner) will be divided two-thirds to the Non-corporate General Partner and one-third to the Corporate General Partner.